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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement of our report dated September 25, 1998 (except with respect to the matter discussed in Note 7, as to which the date is December 17,
1998), on the financial statements of SCOTTSDALE CULINARY INSTITUTE, INC. included herein and to all references to our Firm included in this registration statement.

                                       Arthur Andersen LLP


                                       /s/ Arthur Andersen LLP


Chicago, Illinois
February 26, 1999